FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
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OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE

                                 March 31, 2000






Dennis Engh, President
Utah Clay Technology, Inc.
3985 South 2000 East
Salt Lake City, UT   84124

                                    Re:     Utah Clay Technology, Inc.

Dear Mr. Engh:

        I have reviewed the Form SB-2 Registration Statement of Utah Clay Technology, Inc. and am of the opinion that the securities being registered on the Form SB-2 have been legally issued, are fully paid, and are non-assessable.

                                   Sincerely,


                                   /s/ Thomas J. Kenan
                                   -----------------------------------
                                   Thomas J. Kenan


                                                                       Exhibit 5
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